Exhibit 99.1

RAMBUS INC.

STOCK OPTION AND COMMON STOCK EQUIVALENT

CANCELLATION AGREEMENT

This Stock Option and Common Stock Equivalent Cancellation Agreement (“Agreement”) is entered into effective as of January 13, 2006 (“Effective Date”), by and between Rambus Inc. (the “Company”) and Geoffrey Tate (the “Board Member”).

WHEREAS, the Board Member’s stock options and common stock equivalent awards provide for continued vesting upon the Board Member’s transition from employment and board membership to solely board membership; and

WHEREAS, the Company has amended its forms of equity awards as of January 2006 to provide that such awards shall cease to vest upon a service provider’s transition from employment and board membership to solely board membership (although stock options, to the extent vested on the date of such transition, will continue to remain exercisable while the service providers continue as board members); and

WHEREAS, in light of the foregoing, because the Board Member’s employment terminated on January 7, 2006 and because the Board Member views this as fair and appropriate, the Board Member has requested that his outstanding stock options and common stock equivalent awards be partially cancelled to conform to the Company’s new forms of equity agreement in this regard; and

WHEREAS, under the Company’s 1997 Stock Plan (the “Plan”), the Company granted Board Member the following options which are not yet fully vested: an option to purchase 600,000 shares of Company common stock (“Shares”) on August 23, 2001; an option to purchase 400,000 Shares on November 21, 2002; an option to purchase 150,000 Shares on November 25, 2003; an option to purchase 200,000 Shares on November 25, 2003; and an option to purchase 100,000 Shares on December 3, 2004 (collectively the “Options”);

WHEREAS, under the Plan, the Company granted the Board Member 250,000 common stock equivalents on October 20, 1999, which were converted into 1,000,000 common stock equivalents due to the Company’s 4-for-1 stock split on June 15, 2000 (the “Common Stock Equivalents”), 500,000 of which remain unvested;

NOW, THEREFORE, the Board Member and the Company agree as follows:

1. Unvested Option and Common Stock Equivalent Cancellation.

(a) Unvested Option Cancellation. The following unvested portions of the Options are hereby canceled and without further force and effect as of the Effective Date:

(i) Option granted August 23, 2001 for 75,000 Shares (Option Number N0002488);

(ii) Option granted November 21, 2002 for 140,000 Shares (Option Number N0002976);

(iii) Option granted November 25, 2003 for 150,000 Shares (Option Number N0003109);

(iv) Option granted November 25, 2003 for 200,000 Shares (Option Number N0003110); and

(v) Option granted December 3, 2004 for 100,000 Shares (Option Number N0003379).

(b) Common Stock Equivalent Cancellation. The 500,000 Common Stock Equivalents which are unvested as of the Effective Date are hereby canceled and without further force and effect as of the Effective Date.

(c) Effect of Cancellation. Following this cancellation, the Board Member shall have no rights whatsoever with respect to the unvested Common Stock Equivalents or the unvested Options.

2. Option Agreements. To the extent not expressly amended hereby, the Option agreements remain in full force and effect.

3. Entire Agreement. This Agreement, taken together with the Option agreements (to the extent not expressly amended hereby) and any duly authorized written or electronic agreement entered into by and between the Company and the Board Member relating to the Option grants evidenced by the Option agreements, represent the entire agreement of the parties, supersede any and all previous contracts, arrangements or understandings between the parties with respect to the Option grants, and may be amended at any time only by mutual written agreement of the parties hereto.

4. General Provisions.

(a) Choice of Law. This Agreement shall be governed by the laws of the State of California without reference to its conflicts of law principles. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns.

(b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, this Agreement has been entered into as of the dates set forth below.

RAMBUS INC.		GEOFFREY TATE

By:	/s/ Robert K. Eulau	/s/ Geoffrey Tate
Its:	CFO	Date:	1/13/06
Date:	1/13/06